GRYPHON GOLD SETS RECORD DATE AND MEETING DATE FOR
ANNUAL GENERAL MEETING

June 5th, 2007 – Gryphon Gold Corporation (GGN:TSX / GYPH:OTC.BB) announces the record and meeting date for Annual General Meeting.

Record Date:	July 9th, 2007

Meeting Date:	September 6th, 2007

Location:	The Vancouver Club 915 West Hastings Street Vancouver, BC V6C 1C6

Time:	1:30pm

For further information contact: Tony Ker, Chief Executive Officer, and President
Ph. 604-261-2229
www.gryphongold.com

This press release contains "forward-looking information" which may include, but is not limited to, statements with respect to our planned exploration program. Such forward-looking statement reflects our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the section titles "Risk Factors and Uncertainties" in our prospectus (available at www.sedar.com) and registration statement filed with the SEC (available at www.sec.gov). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements.

Head Office: 810-1130 W. Pender St. - Vancouver, BC – Canada -V6E 4A4 Toll Free: 1.888.261.2229